Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in Hartford Schroders Sustainable Core Bond Fund’s Prospectus and “Financial Statements” in Hartford Schroders Sustainable Core Bond Fund’s Statement of Additional Information, each dated March 1, 2022, and each included in this Post-Effective Amendment No. 171 to the Registration Statement (Form N-1A, File No. 002-11387) of The Hartford Mutual Funds II, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 29, 2020, with respect to the financial statements and financial highlights of Schroder Core Bond Fund (Hartford Schroders Sustainable Core Bond Fund’s predecessor fund) (one of the funds constituting Schroder Series Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2020, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 25, 2022